Execution Version
HMAN GROUP HOLDINGS, INC.
2014 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
THIS AGREEMENT (this “Award Agreement”) is made effective as of [________] (the “Date of Grant”) by and between HMAN Group Holdings, Inc., a Delaware corporation (the “Company”), and [__________] (the “Participant”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the HMAN Group Holdings, Inc. 2014 Equity Incentive Plan (the “Plan”).
R E C I T A L S:
WHEREAS, the Participant is an employee of the Company or one of its Subsidiaries; and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock provided for herein to the Participant pursuant to the Plan and the terms set forth herein.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.Grant of the Restricted Stock. On the Date of Grant, the Company hereby grants to the Participant [____] Shares of restricted stock (the “Restricted Stock”), on the terms and conditions set forth in the Plan and this Award Agreement.
2.Vesting.
(a)    [Subject to the terms set forth in the Plan and this Award Agreement, the Restricted Stock shall vest in full upon the occurrence of a Change of Control, subject to the Participant’s continued employment by the Company or a Subsidiary through the consummation of such Change of Control.
(b)    In the event that the Participant’s employment is terminated by the Company or a Subsidiary without Cause or the Participant resigns his employment for Good Reason (as defined in the Stockholders Agreement), the Restricted Stock shall vest in full, effective as of the Termination Date; provided, that, notwithstanding anything in the Stockholders Agreement to the contrary, if the Company elects to repurchase such Restricted Stock in accordance with Section 2.5 of the Stockholders Agreement, the “Repurchase Price” shall be the lower of the Fair Market Value on the Date of Grant and the Fair Market Value on the Termination Date.]
OR
(a)    Subject to the terms set forth in the Plan and this Award Agreement, the Restricted Stock shall vest as follows:
(i)    twenty-five percent (25%) on each of the following dates: (A) the completion of the Participant’s relocation to the Cincinnati area and (b) the first, second, and third anniversaries of the Date of Grant, each such vesting subject to the Participant’s continued employment by the Company or a Subsidiary at that time; and

(ii)    in full upon the earlier of (A) the Participant’s employment is terminated by the Company or a Subsidiary without Cause or the Participant resigns his employment for Good Reason (as defined in the Stockholders Agreement) or (B) the consummation of a Change of Control, subject to the Participant’s continued employment by the Company or a Subsidiary at that time.]
(b)    Notwithstanding anything in the Stockholders Agreement to the contrary, if the Company elects to repurchase such Restricted Stock in accordance with Section 2.5 of the Stockholders Agreement, the “Repurchase Price” shall be the lower of the Fair Market Value on the Date of Grant and the Fair Market Value on the Termination Date
3.Forfeiture. In the event that the Participant’s employment is terminated for any reason other than by the Company or a Subsidiary without Cause or by the Participant for Good Reason, any unvested Restricted Stock shall immediately be forfeited, without consideration, effective as of the Termination Date. “Termination Date” means the last day of active employment and does not include any period of non-working notice or any period for which pay in lieu of notice, termination pay, severance pay, or any other monies in relation to the cessation of employment are paid.
4.Stockholders Agreement. The Participant agrees and acknowledges that as a condition to the grant of the Restricted Stock under this Award Agreement, such Restricted Stock shall be subject to the terms and conditions of the Stockholders Agreement previously entered into by the Participant, including all transfer restrictions and repurchase rights set forth in Section 2.5 thereof.
5.Issuance of the Shares. The Restricted Stock shall be registered in the name of the Participant on the records of the Company, may be issued in book-entry form (with no physical certificate issued to the Participant), and shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable.
6.Dividends; Distributions. The Participant shall have all of the rights of a stockholder of the Company, including the right to receive all dividends and other distributions paid or made with respect to the Restricted Stock; provided that, (x) any regular cash dividends paid with respect to unvested Restricted Stock will be withheld by the Company and will be paid to the Participant, without interest, within thirty (30) days after such unvested Restricted Stock vests and will be forfeited if and when such unvested Restricted Stock is forfeited, and (y) any property (other than cash) distributed with respect to such unvested Restricted Stock (including without limitation a distribution of shares by reason of a stock dividend, stock split or otherwise or a distribution of other securities with respect to such unvested Restricted Stock) will be subject to the restrictions of this Award Agreement in the same manner and for so long as such unvested Restricted Stock remains subject to those restrictions and will be forfeited if and when such unvested Restricted Stock is forfeited or will vest if and when the unvested Restricted Stock vests.
7.No Right to Continued Service. The granting of the Restricted Stock shall impose no obligation on the Company or any Subsidiary to continue the employment of the Participant and shall not lessen or affect any right that the Company or any Subsidiary may have to terminate the employment of the Participant.
8.Withholding. To the extent that the granting of the Restricted Stock hereunder, vesting of any Restricted Stock, or occurrence of any other event relating to the Restricted Stock results in compensation income to the Participant for federal, state or local tax purposes, the Company shall have the power and right to deduct or withhold automatically any amount deliverable under the Award Agreement or otherwise, or require the Participant to remit to the Company in cash, the minimum statutory amount to satisfy such taxes.
9.Transferability. Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer or assign the Restricted Stock except in the event of death (subject to the applicable laws of descent and distribution).
10.Eligibility. The Participant is one of the following as indicated on Exhibit A hereto:
a.an “accredited investor” (as defined in Exhibit A hereto) who has completed Exhibit A hereto as to the Participant’s status as an “accredited investor,” and such information is true and complete, or
b.a non-accredited investor who has, by the Participant or through a “personal representative” within the meaning of Rule 501(h) under Regulation D of the Securities Act of 1933, as amended, such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of his or her investment in the Restricted Stock and the Participant is capable of bearing the economic risks of such investment and is able to bear the complete loss of such investment.
11.Restricted Stock Subject to Plan. By entering into this Award Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Restricted Stock is subject to the terms and conditions of the Plan. Notwithstanding the foregoing, in the event of a conflict between any term hereof and a term of the Plan, the applicable term of this Award Agreement shall govern and prevail.
12.Choice of Law. This Award Agreement, and all claims or causes of action or other matters (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Award Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict- or choice-of-law rule or principle that might otherwise refer construction or interpretation thereof to the substantive laws of another jurisdiction.
13.Consent to Jurisdiction. The Company and the Participant, by their execution hereof, (a) hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the State of Delaware for the purposes of any claim or action arising out of or based upon this Award Agreement or relating to the subject matter hereof; (b) hereby waive, to the extent not prohibited by applicable law, and agree not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that they are not subject personally to the jurisdiction of the above-named courts, that their property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named court is improper or that this Award Agreement or the subject matter hereof may not be enforced in or by such court; and (c) hereby agree not to commence any claim or action arising out of or based upon this Award Agreement or relating to the subject matter hereof other than before the above-named courts or to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise; provided that a final judgment in any such claim or action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Company and the Participant hereby consent to service of process in any such proceeding and agree that service of process by registered or certified mail, return receipt requested, at the address specified pursuant to Section 16, is reasonably calculated to give actual notice.

14.WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT HE, SHE, OR IT SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AWARD AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY HERETO THAT THIS SECTION 14 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH HE, SHE OR IT IS RELYING AND SHALL RELY UPON IN ENTERING INTO THIS AWARD AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 14 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF HIS, HER OR ITS RIGHT TO TRIAL BY JURY.
15.Shares Not Registered. Shares shall not be issued pursuant to this Award Agreement unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. Except as otherwise provided in the Stockholders’ Agreement, the Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase, resale or issuance of any Shares, and accordingly, any certificates for Shares may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company deems it necessary to ensure that the issuance of Shares under this Award Agreement is not required to be registered under any applicable securities laws, the Participant shall deliver to the Company an agreement containing such representations, warranties and covenants as the Company may reasonably require.
16.Notices. Any notice or other communication provided for herein or given hereunder to a party hereto must be in writing and shall be deemed to have been given (a) when personally delivered or delivered by facsimile transmission with confirmation of delivery or (b) upon delivery after deposit with Federal Express or similar overnight courier service. A notice shall be addressed to the Company at its principal executive office, attention General Counsel, and to the Participant at the address that he/she most recently provided to the Company.
17.Entire Agreement. This Award Agreement, including the exhibit attached hereto, the Plan and the Stockholders’ Agreement constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, whether oral or written and whether express or implied, and whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof.
18.Amendment; Waiver. No amendment or modification of any term of this Award Agreement shall be effective unless signed in writing by or on behalf of the Company and, except as expressly permitted by Section 12.2 of the Plan, the Participant. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.
19.Successors and Assigns; No Third-Party Beneficiaries. The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant and the Participant’s heirs, successors, legal representatives and permitted assigns. Nothing in this Award Agreement, express or implied, is intended to confer on any person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Award Agreement.
20.Representations and Warranties of Participant. The Participant represents and warrants to the Company as follows:
(a)The Participant acknowledges that there may be tax consequences upon the granting of the Restricted Stock, vesting of the Restricted Stock or disposition of the Shares subject to the Award, and that the Participant should consult a tax adviser regarding the grant of Restricted Stock.
(b)The Participant may file an election under Section 83(b) of the Code (a “Section 83(b) Election”) with the IRS no later than thirty (30) days after the Date of Grant and remit the applicable tax withholdings to the Company. The Company shall bear no liability for and the Participant shall be responsible for any consequences of the Participant making a Section 83(b) Election.
(c)The Participant agrees to sign such additional documentation as may reasonably be required from time to time by the Company in connection with this Award Agreement.
21.Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement.

HMAN Group Holdings, Inc.
By:
Name:
Title:

Agreed and acknowledged as
of the date first above written:

Signature:
Name:

[SIGNATURE PAGE TO RESTRICTED STOCK AWARD AGREEMENT]
WEIL:\95993499\3\73951.0007

EXHIBIT A

ACCREDITED INVESTOR STATUS

    Participant represents and warrants that he is not an “accredited investor” as defined in Rule 501(a) promulgated under Regulation D of the Securities Act of 1933, as amended (please initial the non-accredited investor election below):

_____	Participant is not an “accredited investor.”
    Participant represents and warrants that he is an “accredited investor” as defined in Rule 501(a) promulgated under Regulation D of the Securities Act of 1933, as amended, because he meets at least one of the following criteria (please initial each applicable item):

_____	Participant is a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000 at the time of the grant of the Restricted Stock, excluding the value of the primary residence of such natural person, calculated by subtracting from the estimated fair market value of the property the amount of debt secured by the property, up to the estimated fair market value of the property; or
_____	Participant is a natural person who had an individual income in excess of $200,000 in each of the two most recently completed calendar years or joint income with the Participant’s spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current calendar year; or
_____	Participant is a corporation, or similar business trust, partnership or an organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the Restricted Stock, with total assets in excess of $5,000,000; or
_____
Participant is either (i) a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity, (ii) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, (iii) an insurance company as defined in Section 2(13) of the Securities Act, (iv) an investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of such Act, (v) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, (vi) a plan established or maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000 or (vii) an employee benefit plan within in the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which plan fiduciary is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

_____	Participant is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended; or
_____	Participant is a director or executive officer of the Company; or
_____	Participant is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Restricted Stock, the purchase of which is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act; or
_____	Participant is any entity in which all of the equity owners are accredited investors. (Please submit a copy of this page countersigned by each such equity owner if relying on this item).
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